Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-4 of First Financial Bancorp of our report dated March 25, 2026, with respect to the consolidated financial statements of Finward Bancorp, appearing in the Annual Report on Form 10-K of Finward Bancorp for the year ended December 31, 2025. We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ Forvis Mazars, LLP

Indianapolis, Indiana

September 4, 2026